Exhibit 99.1

Amarin Reports Second Quarter 2024 Financial Results and Provides Business Update

-- Cash Position of $307 Million Provides Stable and Strong Capital Foundation --

-- Total Net Revenue of $68 Million ($124 Million Year-To-Date) Reflecting Continuing Efforts to Maximize VASCEPA/VAZKEPA Performance Globally --

-- Leadership Transition Completed with Appointment of Aaron Berg as President and CEO --

DUBLIN, Ireland and BRIDGEWATER, N.J., July 31, 2024 -- Amarin Corporation plc (NASDAQ:AMRN), today reported financial results for the second quarter ended June 30, 2024, and provided a business update.

Commenting on the Company, Aaron Berg, Amarin’s President and CEO, said, “As I begin in my new role as CEO of Amarin, my focus is clear: drive value by focusing on operational execution and performance while urgently evaluating opportunities to expand the impact of VASCEPA/VAZKEPA to benefit millions of patients worldwide. That is our commitment to patients, providers, employees and of course, shareholders.”

Berg continued, “We have a great product in VASCEPA®/VAZKEPA®. It is a product supported by overwhelming science, a strong IP position outside of the U.S. and the opportunity to impact the significant challenge of CV risk for patients globally. While the value of the product is real, and we have delivered some success with it, we have much more work to do to better realize the value of VASCEPA/VAZKEPA.”

Second Quarter and Recent Operational Events

•
Completed CEO transition with Board of Directors' appointment of Aaron Berg as President and Chief Executive Officer
•
Amarin’s partner EDDINGPHARM received regulatory approval for VASCEPA (icosapent ethyl) for cardiovascular risk reduction indication in China
•
Received a Decision to Grant from the European Patent Office (EPO) for a new patent covering VAZKEPA® (icosapent ethyl) that extends VAZKEPA exclusivity until 2039
•
Secured receipt of national reimbursement for VAZKEPA (icosapent ethyl) in Portugal
•
Secured receipt of national reimbursement for VAZKEPA (icosapent ethyl) in Greece and established exclusive marketing and commercialization agreement with Vianex S.A. in country
•
The Company has delivered $50 million of annual savings based on the reduction in force announced in July 2023
•
Informed by a large national pharmacy benefit manager (“PBM”) that, effective July 1, 2024, the PBM no longer covers VASCEPA as the exclusive icosapent ethyl product for its Commercial national formularies and has transitioned VASCEPA to not covered
•
Presented new data, including subgroup analyses from the landmark REDUCE-IT outcomes trial and mechanistic data on icosapent ethyl (IPE)/eicosapentaenoic acid (EPA), at the American College of Cardiology’s Annual Scientific Session & Expo.

Financial Update

Financial Highlights

($ in millions)	3 months ended June 30, 2024	3 months ended June 30, 2023	% Change
Total Net Revenue	$67.5	$80.2	-16%
Operating Expenses[1]	$43.3	$56.6	-24%
Cash	$306.7	$313.0	-2%

1 – Excludes restructuring expense of $10.0 million in the 3 months ended June 30, 2023

Total net revenue for the three months ended June 30, 2024 was $67.5 million, compared to $80.2 million in the corresponding period of 2023, a decrease of 16%. Net product revenue for the three months ended June 30, 2024 was $47.5 million, compared to $65.2 million in the corresponding period of 2023, a decrease of 27%. This decrease was driven primarily by an impact in net selling price due to US generic competition. U.S. net product revenue was $43.8 million for the three months ended June 30, 2024 compared to $64.6 million in the corresponding period of 2023. For the three months ended June 30, 2024, European net product revenue was $3.5 million and Rest of World (RoW) net product revenue was $0.2 million.

Licensing and royalty revenue for the three months ended June 30, 2024 was $20.0 million, which includes recognition of a $15.0 million milestone payment related to obtaining CVRR approval in China and $4.0 million of non-cash payment related to previously received partnership milestones. Licensing and royalty revenue for the three months ended June 30, 2023 was $15.0 million.

Cost of goods sold for the three months ended June 30, 2024 was $24.7 million, compared to $37.5 million in the corresponding period of 2023. Overall gross margin on net product revenue for the three months ended June 30, 2024 and 2023 was 48% and 42%, respectively. Excluding the inventory restructuring charge in Q2 2023 gross margin was 64%.

Selling, general and administrative expenses for the three months ended June 30, 2024 was $38.5 million, compared to $51.0 million in the corresponding period of 2023. This decrease was primarily due to the organization restructuring plan enacted in July 2023.

Research and development expenses for the three months ended June 30, 2024 were $4.7 million, compared to $5.6 million in the corresponding period of 2023.

The Company has delivered $50.0 million of annual savings based on the reduction in force announced in July 2023.

Under U.S. GAAP, the Company reported a net income of $1.5 million for the three months ended June 30, 2024, or basic and diluted earnings per share of $0.00. This net income includes $4.4 million in non-cash stock-based compensation. For the three months ended June 30, 2023, the Company reported net loss of $17.6 million, or basic and diluted loss per share of $0.04. This net loss included $1.8 million in non-cash stock-based compensation expense.

Excluding non-cash stock-based compensation expense and restructuring expense, non-GAAP adjusted net income was $5.9 million for the three months ended June 30, 2024 or non-GAAP adjusted basic and diluted earnings per share of $0.01, compared with non-GAAP adjusted net income of $8.6 million for the three months ended June 30, 2023 or non-GAAP adjusted basic and diluted earnings per share of $0.02. As of June 30, 2024, the Company reported aggregate cash and investments of $306.7 million.

Update on Amarin's Share Repurchase Program

On January 10, 2024, Amarin announced plans to initiate a share repurchase program to purchase up to $50.0 million of the Company's ordinary shares held in the form of American Depository Shares. The Company received shareholder and U.K. High Court approval of the share repurchase program in April and May 2024, respectively. The Company has not commenced any share repurchases to date, but will continue to monitor business and market conditions.

2024 Financial Outlook

The Company continues to make progress on reducing operating expenses and managing its cash position, including having delivered $50 million of annual savings based on the reduction in force announced in July 2023. The Company reiterates its belief that current cash and investments and other assets are adequate to support continued operations. The Company will continue to focus on cash preservation and prudently invest in the right opportunities which are value additive, including accelerating revenues in Europe and maximizing cash generation from RoW and the U.S. markets.

Conference Call and Webcast Information

Amarin will host a conference call on July 31, 2024, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the company's website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 409616. A replay of the call will be made available for a period of two weeks following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 50766. A replay of the call will also be available through the company's website shortly after the call.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Lebanon and the United Arab Emirates. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain (applying to England, Scotland and Wales). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Denmark, Finland, Austria, the UK, Spain and the Netherlands.

United States
Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
o
established cardiovascular disease or
o
diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.medicines.org.uk/emc/product/12964/smpc.

Globally, prescribing information varies; refer to the individual country product label for complete information.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2023 and the potential impact and outlook for achievements in 2024 and beyond; Amarin’s 2024 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s quarterly report on Form 10-Q for the period ending June 30, 2024 and annual report on Form 10-K for the full year ended 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Implementation of the share repurchase program is subject to approval by the Company’s Board of Directors in view of market conditions prevailing generally at the time and taking into account the Company’s financial position. There can be no assurance as to whether the Company will repurchase any of its shares or as to the amount of any such repurchases. On January 9, 2024, Amarin entered into a conditional share repurchase agreement (the “Repurchase Agreement") with Cantor Fitzgerald & Co. ("Cantor") to purchase up to $50 million of Amarin’s ordinary shares held in the form of ADSs.

Cantor may be unable to repurchase some or all of the ADSs within the parameters provided for in the share repurchase agreement, and the share repurchase may not have the expected results.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	June 30, 2024	December 31, 2023
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$215,924	$199,252
Restricted cash	525	525
Short-term investments	90,739	121,407
Accounts receivable, net	123,691	133,563
Inventory	239,408	258,616
Prepaid and other current assets	31,552	11,618
Total current assets	701,839	724,981
Property, plant and equipment, net	49	114
Long-term inventory	71,294	77,615
Operating lease right-of-use asset	7,540	8,310
Other long-term assets	1,287	1,360
Intangible asset, net	17,846	19,304
TOTAL ASSETS	$799,855	$831,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$54,383	$52,762
Accrued expenses and other current liabilities	176,159	204,174
Current deferred revenue	—	2,341
Total current liabilities	230,542	259,277
Long-Term Liabilities:
Long-term deferred revenue	—	2,509
Long-term operating lease liability	8,099	8,737
Other long-term liabilities	9,335	9,064
Total liabilities	247,976	279,587
Stockholders’ Equity:
Common stock	305,046	302,756
Additional paid-in capital	1,906,903	1,899,456
Treasury stock	(65,276)	(63,752)
Accumulated deficit	(1,594,794)	(1,586,363)
Total stockholders’ equity	551,879	552,097
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$799,855	$831,684

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2024	2023	2024	2023
Product revenue, net	$47,514	$65,187	$102,670	$149,841
Licensing and royalty revenue	19,977	14,980	21,340	16,301
Total revenue, net	67,491	80,167	124,010	166,142
Less: Cost of goods sold	24,722	23,199	49,337	48,993
Less: Cost of goods sold - restructuring inventory	—	14,300	—	26,554
Gross margin	42,769	42,668	74,673	90,595
Operating expenses:
Selling, general and administrative (1)	38,547	50,953	78,436	110,540
Research and development (1)	4,746	5,642	10,344	11,323
Restructuring	—	10,032	—	10,032
Total operating expenses	43,293	66,627	88,780	131,895
Operating loss	(524)	(23,959)	(14,107)	(41,300)
Interest income, net	3,271	3,001	6,654	5,222
Other income, net	145	3,043	1,689	3,667
Income (loss) from operations before taxes	2,892	(17,915)	(5,764)	(32,411)
(Provision for) benefit from income taxes	(1,370)	355	(2,667)	(1,609)
Net income (loss)	$1,522	$(17,560)	$(8,431)	$(34,020)
Earnings (loss) per share:
Basic	$0.00	$(0.04)	$(0.02)	$(0.08)
Diluted	$0.00	$(0.04)	$(0.02)	$(0.08)
Weighted average shares:
Basic	410,851	407,848	410,565	407,017
Diluted	411,395	407,848	410,565	407,017

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $35,019 and $50,002 for the three months ended June 30, 2024 and 2023, respectively, and research and development expenses were $3,887 and $4,758, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2024	2023	2024	2023
Net income (loss) for EPS[1] - GAAP	1,522	(17,560)	(8,431)	(34,020)
Non-cash stock-based compensation expense	4,387	1,835	9,605	7,391
Restructuring inventory	—	14,300	—	26,554
Restructuring expense	—	10,032	—	10,032
Advisor fees	—	—	—	6,270
Adjusted net income for EPS[1] - non-GAAP	$5,909	$8,607	$1,174	$16,227

[1]basic and diluted

Earnings per share:
Basic - non-GAAP	$0.01	$0.02	$0.00	$0.04
Diluted - non-GAAP	$0.01	$0.02	$0.00	$0.04

Weighted average shares:
Basic	410,851	407,848	410,565	407,017
Diluted	411,395	408,932	411,110	408,932